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                                 EXHIBIT (14)(a)

                               Consent of KPMG LLP

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                                     FORM OF
                          INDEPENDENT AUDITOR'S CONSENT

                           The Board of Directors of
                             Infinity Mutual Funds, Inc.

We consent to use in this combined Prospectus/Proxy Statement under the Securities Act of 1933, pertaining to the proposed combination of AmSouth Funds and ISG Funds, of our report dated February 19, 1999 relating to Infinity Mutual Funds, Inc., including ISG Treasury Money Market Fund, ISG Large-Cap Equity Fund, ISG International Equity Fund, ISG Capital Growth Fund, ISG Tennessee Tax-Exempt Fund, ISG Limited Term Tennessee Tax-Exempt Fund, ISG Limited Term U.S. Government Fund, ISG Limited Term Income Fund, ISG Equity Income Fund, ISG Small-Cap Opportunity Fund, ISG Prime Money Market Fund, ISG Government Income Fund, ISG, Municipal Income Fund, and ISG Income Fund, incorporated by reference in such Registration Statement and to the reference to us under the headings "Financial Statements" and "Auditors" in such Registration Statement.


KPMG LLP

Columbus, Ohio
____________, 1999